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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our reports dated September 18, 2007 and October 19, 2007, relating to the financial statements and financial highlights of the AIM S&P 500 Index Fund and AIM Structured Core Fund respectively, which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Public Accountants," in such Registration Statement.

Houston, Texas
November 16, 2007